UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

e.l.f. Beauty, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37873	46-4464131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

570 10th Street
Oakland, CA 94607
(Address of principal executive offices, including zip code)

(510) 778-7787
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ELF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
On July 1, 2020 (the “Cooperation Agreement Effective Date”), e.l.f. Beauty, Inc. (the “Company”) entered into a cooperation agreement (the “Cooperation Agreement”) with Marathon Partners Equity Management, LLC, Marathon Partners L.P., Marathon Focus Fund L.P., Marathon Partners LUX Fund, L.P., Cibelli Research & Management, LLC and Mario Cibelli (collectively, “Marathon Partners”) regarding the composition of the Company’s Board of Directors (the “Board”) and certain other matters.
The Cooperation Agreement provides, among other things, that:

i.
the Nominating and Corporate Governance Committee of the Board and the Board shall take all necessary action to promptly as practicable (A) increase the size of the Board from eight to nine directors, with such new Board seat to be in Class III and (B) appoint Lori Keith as a Class III director on the Board;

ii.
immediately following the Cooperation Agreement Effective Date, Marathon Partners shall send a letter to the Secretary of the Company irrevocably withdrawing (A) the nomination letter Marathon Partners previously sent to the Company on May 28, 2020, (B) Marathon Partners’ nomination of Mr. Cibelli, Dhiren Fonseca and Beth Birnbaum (the “Nominations”) for election to the Board as Class I directors at the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”) and (C) Marathon Partners’ Section 220 demand letter dated April 12, 2019;

iii.
the Board shall take all necessary action to include in the proposals to be voted on at the 2020 Annual Meeting (A) a “say-on-pay” vote and (B) a vote as to the frequency at which “say-on-pay” votes will be presented to and voted on by the stockholders at future annual meetings of the Company;

iv.
the Board shall take all necessary action to amend the Company’s 2016 Equity Incentive Award Plan (the “2016 Incentive Plan”) to reduce the maximum automatic annual increase of shares of the Company’s common stock reserved for issuance under the 2016 Incentive Plan from 4% of the Company’s common stock outstanding on the last day of the immediately preceding calendar year to 2% of the Company’s common stock outstanding on the last day of the immediately preceding calendar year;

v.
the Company shall reimburse Marathon Partners for their reasonable out-of-pocket expenses, including the reasonable fees and expenses of counsel, incurred in connection with their engagement with the Company, the Nominations and the negotiation of, and all matters arising under the Cooperation Agreement, with such reimbursement not to exceed $250,000; and

vi.
Marathon Partners agrees to vote all of the shares of the Company’s common stock beneficially owned by Marathon Partners on the record date for the 2020 Annual Meeting (i) in favor of all persons nominated by the Board to serve as directors of the Company and against any stockholder nominated candidate not endorsed by the Board and (ii) in accordance with the Board’s recommendation on other proposals, subject to certain exceptions.

Under the terms of the Cooperation Agreement, Marathon Partners also agreed to abide by certain customary standstill restrictions during the period (the “Support Period”) from the Cooperation Agreement Effective Date until the date that is 30 days prior to the deadline for submission of stockholder nominations of individuals for election as directors of the Company at the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting Nomination Window Date”), including, among other things, (i) not to propose or otherwise solicit stockholders of the Company for the approval of any stockholder proposals or call, attempt to call or solicit consents to call a special meeting of stockholders of the Company, (ii) not to engage in any solicitation of proxies from the Company’s stockholders, and (iii) not to seek additional representation on the Board or the removal of any member of the Board. Marathon Partners further agreed not to make any public statement relating to the Company during the Support Period, subject to certain exceptions.
The Support Period will be automatically extended until the date that is 30 days prior to the deadline for submission of stockholder nominations of individuals for election as directors of the Company at the Company’s 2022 annual meeting of stockholders if either of the following conditions are met:

i.
if Marathon Partners fails to beneficially own 2% or more of the Company’s outstanding common stock between the Cooperation Agreement Effective Date and the 2021 Annual Meeting Nomination Window Date; or

ii.	if:

A.
Ms. Keith (or her replacement) is a member of the Nominating and Corporate Governance Committee as of the 2021 Annual Meeting Nomination Window Date (assuming Ms. Keith (or her replacement) is a member of the Board as of that date);

B.
between the Cooperation Agreement Effective Date and the 2021 Annual Meeting Nomination Window Date, Tarang Amin (the Company’s Chairman and Chief Executive Officer) has not entered into any voting agreement or similar agreement that would subject any securities of the Company beneficially owned by Mr. Amin to any arrangement or agreement with respect to the voting thereof with any other person that is a holder of any securities of the Company and that is not affiliated with Mr. Amin or his estate planning, or that would give Mr. Amin the power to vote or direct the voting of any securities of the Company beneficially owned by any other person that is not affiliated with Mr. Amin or his estate planning vehicles;

C.
between the Cooperation Agreement Effective Date and the 2021 Annual Meeting Nomination Window Date, the Company has not issued shares of common stock (and/or securities convertible into common stock) in any transaction that represents more than 20% of the issued and outstanding shares of common stock (including securities convertible into common stock) immediately prior to such issuance;

D.
the Company has confirmed that its proxy statement for the Company’s 2021 annual meeting of stockholders includes certain agreed language regarding annual grants of equity awards to the Company’s executive officers; and

E.
the Company has confirmed that any director(s) or officer(s) of the Company who beneficially owned 3% or more of the Company’s outstanding common stock as of the record date for the 2020 Annual Meeting voted all such shares in favor of the Company holding annual “say-on-pay” votes at future annual meetings of the Company.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Lori Keith to the Board
On June 30, 2020, the Board increased the size of the Board from eight to nine directors and appointed Ms. Keith to the Board as a Class III director and to the Nominating and Corporate Governance Committee of the Board, in each case subject to, and effective as of, the full execution of the Cooperation Agreement.
Ms. Keith, 51, is a portfolio manager at Parnassus Investments, an investment advisor, where she is responsible for managing the Parnassus Mid Cap Fund, a socially responsible mutual fund with assets under management over $5 billion. Ms. Keith has held this position since 2008. Ms. Keith also serves on the executive committee of Parnassus Investments. Prior to joining Parnassus Investments in 2005, Ms. Keith served as vice president of investment banking at Deloitte & Touche Corporate Finance LLC and was a senior associate in the investment banking division at Robertson Stephens & Company. Ms. Keith started her career as a management consultant at Ernst & Young. Ms. Keith has a B.A. in economics from the University of California, Los Angeles and an M.B.A. from Harvard Business School.
Ms. Keith will be entitled to compensation for her service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors. The Company expects to enter into the Company’s standard form of indemnification agreement with Ms. Keith.
Other than the Cooperation Agreement, there was no arrangement or understanding pursuant to which Ms. Keith was appointed to the Board. There are no family relationships between Ms. Keith and any director or executive officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Ms. Keith was or is a participant.

Amendment of 2016 Equity Incentive Award Plan
On June 30, 2020, the Board approved an amendment to the 2016 Incentive Plan, subject to the full execution of the Cooperation Agreement. The amendment, effective July 2, 2020, reduces the maximum automatic annual increase of shares of the Company’s common stock reserved for issuance under the 2016 Incentive Plan from 4% of the Company’s common stock outstanding on the last day of the immediately preceding calendar year to 2% of the Company’s common stock outstanding on the last day of the immediately preceding calendar year, starting in calendar year 2021.
The foregoing summary of the amendment to the 2016 Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment to the 2016 Incentive Plan, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On July 2, 2020, the Company issued a press release which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Cooperation Agreement, dated as of July 1, 2020, by and between e.l.f. Beauty, Inc., Marathon Partners Equity Management, LLC, Marathon Partners L.P., Marathon Focus Fund L.P., Marathon Partners LUX Fund, L.P., Cibelli Research & Management, LLC and Mario Cibelli.

10.2	Amendment to the 2016 Equity Incentive Award Plan, effective July 2, 2020.
99.1	Press Release dated July 2, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

e.l.f. Beauty, Inc.

Date: July 2, 2020	By:	/s/ Scott K. Milsten
Scott K. Milsten
Senior Vice President and General Counsel